Exhibit 99.1

Energous Corporation Names Two New Directors

Technology Industry Veterans J. Michael Dodson and David Roberson Join Company’s Board

SAN JOSE, Calif. – August 15, 2022 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced that J. Michael Dodson and David Roberson have been named to the company’s Board of Directors, effective immediately.

J. Michael Dodson joined Energous’ Board of Directors in August 2022. Mr. Dodson has served as Chief Financial Officer of Quantum Corporation, a data storage and management company, since May 2018. Prior to joining Quantum, he served as CFO of Greenwave Systems, a global software and managed services company for Internet of Things (IoT) mobile network solutions. Before joining Greenwave, Mr. Dodson held various roles at Mattson Technology, Inc., an international semiconductor process equipment manufacturer, including Chief Operating Officer and Chief Financial Officer from 2012 to 2017. Prior to his tenure at Mattson, Mr. Dodson served as Senior Vice President and Chief Financial Officer at DDi Corp., a provider of printed circuit board engineering and manufacturing services. Before joining DDi, Mr. Dodson served as the CFO for three global public technology companies and Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young.

David Roberson joined Energous’ Board of Directors in August 2022. Mr. Roberson has served as Chief Executive Officer of RoseRyan, a ZRG company, a Silicon Valley based advisory firm that provides finance & accounting and marketing professional service solutions to public and private companies, since January 2020, having previously held the positions of Vice President and Project Team Lead at the company. Prior to joining RoseRyan, Mr. Roberson acted as a business advisor and mentor to various technology companies, including through serving on the boards of directors of Spansion Corporation, Integrated Device Technology Corporation, International Game Technology Corporation, Quantum Corporation and Brocade. He currently serves on the board of Carney Technology Acquisition II. Mr. Roberson previously served as Senior Vice President, Storage at Hewlett-Packard Company, and spent 26 years at Hitachi Data Systems Corporation in roles of increasing seniority, including General Counsel, Chief Financial Officer, Chief Operating Officer and Chief Executive Officer.

“Michael and David are proven leaders in the technology industry and will be instrumental as Energous expands its growing wireless power network ecosystem,” said Reynette Au, Chair of Energous’ Board. “We look forward to leveraging their significant experience and strategic expertise to further advance RF-based charging for wireless power networks, securing important regulatory approvals and forming key partnerships in the marketplace.”

Both Dodson and Roberson will serve as members of the Board’s audit committee.

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is leading the advancement of Wireless Power Networks to meet the growing power demands of today’s devices and tomorrow’s innovations. Its award-winning, RF-based WattUp® technology is the only solution that supports both near field and at-a-distance wireless power, enabling flexible device designs without cumbersome power cables or replaceable batteries. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs for the expanding ecosystem of devices within industrial and retail IoT, smart homes, smart cities, and medical applications. The company has received the world’s first FCC Part 18 certification for at-a-distance WPT and has been awarded more than 200 patents for its WattUp® technology.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations, and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other similar terms. Examples of our forward-looking statements in this release include, but are not limited to, our statements about the future of the global wireless charging industry, statements about our technology and its expected functionality and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of any necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, together with the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q, as well as any other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Contact

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Public Relations :

SHIFT COMMUNICATIONS

PR@energous.com

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